UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  May 3, 2011

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously announced, on January 19, 2011 Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), MHR Exchangeco Corporation, a corporation existing under the laws of the Province of Alberta and an indirect wholly owned subsidiary of the Company, and NuLoch Resources Inc., a corporation existing under the laws of the Province of Alberta (“NuLoch”), entered into an Arrangement Agreement, dated as of January 19, 2011, pursuant to which the Company agreed to acquire all of the issued and outstanding equity of NuLoch.  On May 3, 2011, the Company’s acquisition of NuLoch was consummated by way of a court-approved plan of arrangement under Alberta law and NuLoch became an indirect wholly-owned subsidiary of the Company.

A copy of the press release announcing the Company's acquisition of NuLoch is attached hereto as Exhibit 99.1.

Information required by Item 2.01 of Form 8-K and other applicable items of Form 8-K will be filed by the Company in a separate Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation announcing completion of NuLoch acquisition, dated May 3, 2011.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 3, 2011	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation announcing completion of NuLoch acquisition, dated May 3, 2011.